UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) April 5, 2012

TELLABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9692	36-3831568
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Tellabs Center 1415 W. Diehl Road Naperville, Illinois		60563
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 798-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 5, 2012, Tellabs Inc. (the “Company”) entered into an agreement (the “Agreement”) with Dialectic Capital Partners, LP and related entities (the “Dialectic Group”), pursuant to which the Company agreed (i) to appoint Vincent D. Kelly and Gregory J. Rossmann to the Company’s Board of Directors immediately following the Company’s 2012 Annual Stockholders Meeting scheduled to be held on May 2, 2012 (the “Annual Meeting”); (ii) that during the Standstill Period (as defined below) the Company will not increase the size of the Board to more than 10 members, except if necessary to enable the appointment of an additional director under the Agreement; and (iii) the Annual Meeting will be held no later than May 15, 2012. The Company also agreed to appoint a mutually agreed candidate to the Company’s Board of Directors not later than December 31, 2012.

In addition, pursuant to the Agreement, the Dialectic Group agreed to (i) withdraw its proposed nomination of three candidates for election to the Board at the Annual Meeting; (ii) vote in accordance with the recommendation of the Board at the Annual Meeting and the 2013 annual meeting of stockholders as set out in the related proxy statement solely with respect to matters not requiring the Company to file a preliminary proxy statement with the SEC; and (iii) certain standstill restrictions which will expire on the earlier of (a) the date that is 18 months from the date of the Agreement, and (b) the date that is 10 days prior to the deadline for stockholders to nominate director candidates for election to the Board at the Company’s 2014 annual meeting of stockholders (the “Standstill Period”). Mr. Rossmann will agree to resign from the Board if the Dialectic Group at any time is the beneficial owner of less than 1% of the shares of the Company’s outstanding common stock. The Company also agreed to reimburse the Dialectic Group for certain of its reasonable, documented out-of-pocket fees and expenses incurred in connection with matters related to the Annual Meeting and the negotiation and execution of the Agreement.

The description of the terms of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02(b) and (d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 5, 2012, William Souders and Linda Wells Kahangi notified the Company that they will retire from the Board immediately upon the completion of the Annual Meeting. There were no disagreements between either Mr. Sounders or Ms. Kahangi and the Company regarding any matter relating to the Company’s operations, policies or practices.

The Board plans to appoint Mr. Rossmann as a Class III director of the Company’s Board with a term expiring at the Company’s 2013 annual meeting of stockholders to fill the vacancy created by Ms. Kahangi’s retirement. Mr. Kelly will be appointed as a Class I Director with a term expiring at the Company’s 2014 annual meeting of stockholders to serve the remaining term of the vacancy created by the retirement of Mr. Souders. The Nominating and Governance Committee in consultation with the Board of Directors will evaluate the new appointees upon their joining the Board and determine the appropriate committees to assign each appointee. Mr. Kelly and Mr. Rossmann will be eligible to receive compensation for their services as directors consistent with that provided to our other non-employee directors, as previously disclosed in our definitive proxy statement filed with the SEC on March 21, 2011.

Item 8.01 Other Events

On April 5, 2012, the Company issued a press release announcing its director nominees for election at the Annual Meeting, the appointments of Mr. Kelly and Mr. Rossmann following the Annual Meeting and the Agreement with the Dialectic Group. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description of Exhibit

10.1	Agreement, dated as of April 5, 2012 by and among Tellabs Inc., Dialectic Capital Partners, LP and the other parties set forth on the signature pages thereto.

99.1	Press release dated April 5, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELLABS, INC.
(Registrant)

/s/ James M. Sheehan
James M. Sheehan Executive Vice President, Chief Administrative Officer and General Counsel

April 5, 2012
(Date)

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	Agreement, dated as of April 5, 2012 by and among Tellabs Inc., Dialectic Capital Partners, LP and the other parties set forth on the signature pages thereto.

99.1	Press release dated April 5, 2012.